UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2007

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414 (Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300 Houston, Texas 77046-0905 (Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (d) W&T Offshore, Inc. (the “Company”) held its annual meeting of shareholders on Tuesday, May 15, 2007 in Houston. At the meeting, the Company’s shareholders re-elected Tracy W. Krohn, J. F. Freel, Stuart B. Katz, S. James Nelson, Jr. and Virginia Boulet to serve on the Board of Directors for one-year terms. Robert I. Israel was elected to fill the vacated board seat of James L. Luikart, who chose to not run for reelection.

Robert Israel, age 57, is currently a Partner at Compass Advisers, LLP. Prior to joining Compass in 2000, he was the head of the Energy Department of Schroder & Co., Inc. from 1991 to 2000. Mr. Israel holds an M.B.A. from Harvard Business School and a B.A. from Middlebury College. He is currently on the board of Randgold Resources Limited, an African-based gold mining company, and several non-public energy related companies. Mr. Israel will serve on the Company’s Audit Committee and is consider by the Board to be an “audit committee financial expert,” as defined under the Securities Act of 1933. He is also deemed to be “independent” under the standards of both the NYSE and Securities and Exchange Commission regulations.

Item 7.01	Regulation FD Disclosure.

On May 18, 2007, the Company issued a press release announcing the results of its annual meeting of shareholders held on Tuesday, May 15, 2007. A copy of the press release, dated May 18, 2007, is furnished herewith as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	W&T Offshore, Inc. Press Release, dated May 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 21, 2007	By:	/s/ John D. Gibbons

John D. Gibbons
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	W&T Offshore, Inc. Press Release, dated May 18, 2007.